Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Jackie Chang, Chief Financial Officer of Tongxin International Ltd. (the “Company”), certify, to my knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 15, 2009

/s/ Jackie Chang
Name: Jackie Chang
Title: Chief Financial & Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.